Exhibit 99.1
NEWS RELEASE

Contacts:
Martha Goldberg Aronson	Marybeth Thorsgaard
Investor Relations	Public Relations
763-505-2694	763-505-2644
FOR IMMEDIATE RELEASE
MEDTRONIC THIRD QUARTER EPS UP 11 PERCENT ON REVENUE
GROWTH OF 10 PERCENT
Growth Driven by Diversified Portfolio as Operating Leverage Improves
•	Diluted EPS of $0.61 grew 11% compared to prior year’s quarter; up 17% after reflecting stock option expense in both periods (non-GAAP for prior year)

•	Revenue of $3.048 billion grew 10% over the prior year’s quarter

•	Revenue outside the U.S. grew 25% over the prior year’s quarter, led by strong ICD growth

•	Five of seven business segments reported double digit revenue growth
MINNEAPOLIS — February 20, 2007 — Medtronic, Inc. (NYSE:MDT) today announced financial results for its third quarter of fiscal year 2007, which ended January 26, 2007.
Medtronic recorded third quarter revenue of $3.048 billion, a 10 percent increase over the $2.770 billion reported in the third quarter of the prior fiscal year. Currency translation had a positive impact of $55 million in the quarter. As reported, third quarter fiscal year 2007 net earnings were $710 million, or $0.61 per diluted share, representing an increase of 11 percent over the same quarter last year. However, EPS grew 17 percent after reflecting stock option expense in both periods, applying a non-GAAP measure for 2006 that makes the figures more comparable.
“Third quarter financial results reflect the strength of Medtronic’s business portfolio, which is diversified by product line and geography, as well as improved operating leverage,” said Art Collins, Medtronic chairman and chief executive officer.

Non-U.S. revenue of $1.091 billion grew 25 percent driven by double digit revenue growth in all major geographic areas. For the quarter, 36 percent of Medtronic’s revenue was from outside the U.S.
Unless otherwise noted, all comparisons made in this news release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the third quarter of fiscal year 2006.
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management (CRDM) revenue of $1.291 billion grew 2 percent. Revenue from implantable cardiac defibrillators (ICDs) was $711 million, down 2 percent from the same quarter last year. Worldwide pacing revenue of $458 million in the quarter increased 8 percent. Outside the U.S., CRDM revenue continued to grow at a double digit rate, driven by the success of the ICD and CRT-D product lines. Increased market development efforts are underway in the U.S., including the Sudden Cardiac Arrest awareness campaign and Partners Prevention Program, as well as the IMPROVE-HF clinical study. Physio-Control third quarter revenue of $105 million increased by 6 percent.
Spinal and Navigation
Spinal and Navigation revenue of $629 million grew 12 percent. Spinal revenue increased 12 percent and Navigation revenue increased 7 percent. Worldwide Spinal revenue was driven by the Biologics product line and the CD HORIZON® LEGACY™ family of products, which includes the new PEEK ROD. The CRESCENT™ Vertebral Body Spacer and the VENTURE™ Cervical System were also strong contributors to the growth.
Vascular
Vascular revenue of $304 million grew 29 percent. Coronary Vascular revenue grew 31 percent to $235 million, and Endovascular and Peripheral Vascular revenue grew 21 percent. Growth was driven by increased utilization of the Endeavor® drug-eluting stent, the Driver® and Micro-

Driver® bare metal stents and the Valiant™ Thoracic and AneuRx AAAdvantage™ Abdominal stent graft systems.
Neurological
Neurological revenue of $290 million grew 17 percent. The segment’s largest business, which includes implantable neurostimulation and drug-delivery systems used in the treatment of chronic pain, movement disorders and spasticity, generated third quarter revenue of $233 million, increasing 15 percent. Revenue in the gastroenterology and urology business grew 27 percent, driven by the strong market acceptance of the InterStim® II neurostimulator for the treatment of overactive bladder.
Diabetes
Diabetes revenue of $226 million grew 24 percent. Third quarter results were driven by strong sales of insulin pumps, with solid double digit growth reported in all geographies.
Cardiac Surgery
Cardiac Surgery revenue of $174 million grew 13 percent with solid performance in its heart valve business.
Ear, Nose and Throat (ENT)
ENT revenue of $134 million grew 7 percent. Growth was driven by increasing physician adoption of power systems, including powered drills and endoscopic shavers, and by further global penetration of the Nerve Integrity Monitor.
Outlook
“As we move through the remainder of this fiscal year and enter fiscal year 2008, we expect to see good operating momentum and positive contributions from a number of new product launches inside and outside the United States,” said Collins. “I also expect to see continued progress on market development activities and tangible benefits from a broad range of productivity and supply chain management initiatives.”

Webcast Information
Medtronic will host a webcast today, Feb. 20 at 4:30 p.m. EST (3:30 CST), to provide information about its businesses for the public, analyst and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com. and this earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations & Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com.
-end-
This press release contains forward-looking statements regarding our operating momentum, new products and other developments, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 28, 2006. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,268	$1,289	$1,263	$1,385	$5,206	$1,250	$1,363	$1,291	$—	$3,904
Low Power Pacing	446	459	426	464	1,795	460	473	458	—	1,391
High Power Defibrillation	718	733	723	758	2,932	673	764	711	—	2,147
Physio-Control	87	81	99	144	412	101	111	105	—	317
Other	17	16	15	19	67	16	15	17	—	49

SPINAL & NAVIGATION	$524	$539	$563	$619	$2,244	$599	$625	$629	$—	$1,854
Spinal Instrumentation	376	382	387	420	1,566	412	421	429	—	1,265
Spinal Biologics	128	134	147	163	570	163	178	169	—	509
Navigation	20	23	29	36	108	24	26	31	—	80

Neurological	$235	$252	$247	$283	$1,016	$276	$291	$290	$—	$857
Neuro Implantables	186	204	202	241	833	226	238	233	—	697
Gastroenterology & Urology	49	48	45	42	183	50	53	57	—	160

VASCULAR	$205	$225	$236	$274	$940	$280	$287	$304	$—	$871
Stents	65	90	96	114	366	120	132	148	—	399
Other Coronary	81	78	83	92	334	92	85	87	—	265
Endovascular/Peripheral	59	57	57	68	240	68	70	69	—	207

DIABETES	$173	$178	$182	$188	$722	$196	$212	$226	$—	$633

CARDIAC SURGERY	$165	$161	$154	$183	$663	$168	$168	$174	$—	$509
Valves	58	56	52	63	229	59	59	62	—	180
Perfusion	79	78	75	89	321	80	81	82	—	242
Cardiac Surgery Technologies	28	27	27	31	113	29	28	30	—	87

Ear, Nose & Throat (ENT)	$120	$121	$125	$135	$501	$128	$129	$134	$—	$391
ENT	65	64	65	72	266	65	65	69	—	200
Neurologic Technologies	55	57	60	63	235	63	64	65	—	191

TOTAL	$2,690	$2,765	$2,770	$3,067	$11,292	$2,897	$3,075	$3,048	$—	$9,019

ADJUSTMENTS :

CURRENCY (1)	$26	$(3)	$(72)	$(69)	$(118)	$6	$32	$55	$—	$94

COMPARABLE OPERATIONS (1)	$2,664	$2,768	$2,842	$3,136	$11,410	$2,891	$3,043	$2,993	$—	$8,925

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:  The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$857	$879	$862	$899	$3,496	$793	$880	$799	$—	$2,470
Low Power Pacing	218	235	223	227	902	228	244	220	—	691
High Power Defibrillation	571	579	565	569	2,283	495	554	507	—	1,556
Physio-Control	59	54	65	94	273	60	73	62	—	195
Other	9	11	9	9	38	10	9	10	—	28

SPINAL & NAVIGATION	$437	$454	$477	$511	$1,881	$497	$522	$523	$—	$1,543
Spinal Instrumentation	300	308	315	328	1,252	322	333	338	—	994
Spinal Biologics	124	131	143	158	557	158	172	164	—	493
Navigation	13	15	19	25	72	17	17	21	—	56

Neurological	$162	$185	$182	$197	$726	$196	$215	$207	$—	$618
Neuro Implantables	126	148	149	169	592	157	173	164	—	494
Gastroenterology & Urology	36	37	33	28	134	39	42	43	—	124

VASCULAR	$66	$66	$67	$76	$275	$79	$83	$80	$—	$242
Stents	6	6	6	6	24	9	12	17	—	39
Other Coronary	26	26	27	32	111	31	30	26	—	87
Endovascular/Peripheral	34	34	34	38	140	39	41	37	—	116

DIABETES	$130	$134	$136	$134	$534	$140	$154	$164	$—	$458

CARDIAC SURGERY	$92	$90	$84	$100	$366	$91	$91	$93	$—	$276
Valves	35	33	31	38	138	35	35	36	—	106
Perfusion	41	41	38	44	163	40	40	40	—	121
Cardiac Surgery Technologies	16	16	15	18	65	16	16	17	—	49

Ear, Nose & Throat (ENT)	$84	$85	$88	$92	$348	$87	$88	$91	$—	$266
ENT	46	45	46	49	184	43	44	47	—	134
Neurologic Technologies	38	40	42	43	164	44	44	44	—	132

TOTAL	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$1,957	$—	$5,873

ADJUSTMENTS :

CURRENCY	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,828	$1,893	$1,896	$2,009	$7,626	$1,883	$2,033	$1,957	$—	$5,873

Note:  The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to dated revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 06	FY 06	FY 06	FY 06	FY 06	FY 07	FY 07	FY 07	FY 07	FY 07
	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL	QTR 1	QTR 2	QTR 3	QTR 4	TOTAL

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$411	$410	$401	$486	$1,710	$457	$483	$492	$—	$1,434
Low Power Pacing	228	224	203	237	893	232	229	238	—	700
High Power Defibrillation	147	154	158	189	649	178	210	204	—	591
Physio-Control	28	27	34	50	139	41	38	43	—	122
Other	8	5	6	10	29	6	6	7	—	21

SPINAL & NAVIGATION	$87	$85	$86	$108	$363	$102	$103	$106	$—	$311
Spinal Instrumentation	76	74	72	92	314	90	88	91	—	271
Spinal Biologics	4	3	4	5	13	5	6	5	—	16
Navigation	7	8	10	11	36	7	9	10	—	24

Neurological	$73	$67	$65	$86	$290	$80	$76	$83	$—	$239
Neuro Implantables	60	56	53	72	241	69	65	69	—	203
Gastroenterology & Urology	13	11	12	14	49	11	11	14	—	36

VASCULAR	$139	$159	$169	$198	$665	$201	$204	$224	$—	$629
Stents	59	84	90	108	342	111	120	131	—	360
Other Coronary	55	52	56	60	223	61	55	61	—	178
Endovascular/Peripheral	25	23	23	30	100	29	29	32	—	91

DIABETES	$43	$44	$46	$54	$188	$56	$58	$62	$—	$175

CARDIAC SURGERY	$73	$71	$70	$83	$297	$77	$77	$81	$—	$233
Valves	23	23	21	25	91	24	24	26	—	74
Perfusion	38	37	37	45	158	40	41	42	—	121
Cardiac Surgery Technologies	12	11	12	13	48	13	12	13	—	38

Ear, Nose & Throat (ENT)	$36	$36	$37	$43	$153	$41	$41	$43	$—	$125
ENT	19	19	19	23	82	22	21	22	—	66
Neurologic Technologies	17	17	18	20	71	19	20	21	—	59

TOTAL	$862	$872	$874	$1,058	$3,666	$1,014	$1,042	$1,091	$—	$3,146

ADJUSTMENTS :

CURRENCY (1)	$26	$(3)	$(72)	$(69)	$(118)	$6	$32	$55	$—	$94

COMPARABLE OPERATIONS (1)	$836	$875	$946	$1,127	$3,784	$1,008	$1,010	$1,036	$—	$3,052

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note:  The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenues.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended		Nine months ended
	January 26, 2007	January 27, 2006	January 26, 2007	January 27, 2006
Net sales	$3,048	$2,770	$9,019	$8,225

Costs and expenses:
Cost of products sold	775	699	2,302	2,047
Research and development expense	293	280	912	819
Selling, general, and administrative expense	1,038	900	3,058	2,685
Special charges	—	—	—	100
Certain litigation charges	—	—	40	—
Purchased in-process research and development (IPR&D)	—	—	—	364
Other expense, net	44	10	160	101
Interest income, net	(36)	(24)	(113)	(52)

Total costs and expenses	2,114	1,865	6,359	6,064

Earnings before income taxes	934	905	2,660	2,161

Provision for income taxes	224	235	670	354

Net earnings	$710	$670	$1,990	$1,807

Earnings per share:
Basic	$0.62	$0.55	$1.73	$1.49

Diluted	$0.61	$0.55	$1.71	$1.48

Weighted average shares outstanding:
Basic	1,149.0	1,208.5	1,150.8	1,209.4
Diluted	1,163.7	1,222.8	1,162.8	1,222.6

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended	Three months ended
	January 26, 2007	January 27, 2006
Net earnings, as reported	$710	$670
Stock-based awards	—	(37	)(a)

Non-GAAP net earnings	$710	$633

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended	Three months ended
	January 26, 2007	January 27, 2006
Diluted EPS, as reported	$0.61	$0.55
Stock-based awards	—	(0.03	)(a)

Non-GAAP diluted EPS	$0.61	$0.52

(a)	The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recognized on all stock-based awards including stock options, employee stock purchase plan purchases and restricted stock awards/units. The $37 million ($0.03 per share), net of statutory tax ($48 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $45 million (pre-statutory tax) in the third quarter of fiscal year 2007 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan was $53 million (pre-statutory tax) in the third quarter of fiscal year 2006. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in third quarter of fiscal year 2007 and the pro forma stock-based compensation expense for third quarter of fiscal year 2006.

	Three months ended	Three months ended
	January 26, 2007	January 27, 2006
Cost of products sold	$5	$6
Research and development expense	7	13
Selling, general, and administrative expense	33	34

	$45	$53

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Nine months ended		Nine months ended
	January 26, 2007		January 27, 2006
Net earnings, as reported	$1,990		$1,807
Special charges	—		66	(b)
Certain litigation charges	40	(a)	—
IPR&D charges	—		295	(c)
Income tax adjustments	—		(225	)(d)
Stock-based awards	—		(94	)(e)

Non-GAAP net earnings	$2,030		$1,849

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Nine months ended		Nine months ended
	January 26, 2007		January 27, 2006
Diluted EPS, as reported	$1.71		$1.48
Special charges	—		0.05	(b)
Certain litigation charges	0.04	(a)	—
IPR&D charges	—		0.24	(c)
Income tax adjustments	—		(0.18	)(d)
Stock-based awards	—		(0.08	)(e)

Non-GAAP diluted EPS	$1.75		$1.51

(a)	The $40 million ($0.04 per share) after-tax certain litigation charge is related to the settlement agreement reached with the United States (U.S.) Department of Justice which requires the government to seek dismissal of two qui tam civil suits pending against Medtronic. In addition to disclosing certain litigation charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $66 million ($0.05 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. The Company has not made a similar donation to The Medtronic Foundation since fiscal year 2002. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $295 million ($0.24 per share) after-tax IPR&D charges ($364 million pre-tax) represents the cumulative impact of pre-tax charges of $169 million related to a technology acquired through the purchase of Transneuronix, Inc. that had not yet reached technological feasibility and had no future alternative use, $175 million related to the purchase of spinal technology based devices owned by Gary Michelson and Karlin Technology, Inc. that had not yet reached technological feasibility and had no future alternative use, and $20 million related to a cross-licensing agreement with NeuroPace, Inc. for patent and patent applications on products that had not yet reached technological feasibility and had no future alternative use, collectively the IPR&D charges. In addition to disclosing IPR&D charges that are determined in accordance with GAAP, Medtronic managment believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. These IPR&D charges resulted from facts and circumstances that vary in frequency and/or impact on continuing operations. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $225 million ($0.18 per share) tax adjustment represents a $225 million tax benefit associated with the reversal of reserves resulting from favorable agreements reached with the U.S. Internal Revenue Service involving the review of fiscal years 1997 through 2002 domestic income tax returns. In addition to disclosing the provision for income taxes that is determined in accordance with GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The Company adopted SFAS No. 123(R) effective April 29, 2006 and began to recognize compensation expense associated with all stock-based awards. Prior to fiscal year 2007, the Company accounted for stock-based awards under APB No. 25, and thus the Company only recognized compensation expense related to restricted stock awards and restricted stock units. Under SFAS No. 123(R) compensation expense is recognized on all stock-based awards including stock options, employee stock purchase plans and restricted stock awards/units. The $94 million ($0.08 per share), net of statutory tax ($126 million pre-statutory tax), represents the incremental expense that would have been recorded had the Company accounted for stock-based awards in accordance with SFAS No. 123(R) in fiscal year 2006. Total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $139 million (pre-statutory tax) for the nine months ended January 26, 2007 and pro-forma total stock-based compensation including stock options, restricted stock awards/units and employee stock purchase plan purchases was $143 million (pre-statutory tax) for the nine months ended January 27, 2006. Below is a listing, by income statement line item, of the pre-statutory tax total stock-based compensation expense recognized in the nine months ended January 26, 2007 and the pro forma stock-based compensation expense for the nine months ended January 27, 2006.

	Nine months ended	Nine months ended
	January 26, 2007	January 27, 2006
Cost of products sold	$15	$15
Research and development expense	29	35
Selling, general, and administrative expense	95	93

	$139	$143

Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management applies the provisions of SFAS No. 123(R) to fiscal years 2006 and prior when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	January 26,	April 28,
	2007	2006
	(in millions, except per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,087	$2,994
Short-term investments	1,234	3,107
Accounts receivable, less allowances of $192 and $184, respectively	2,626	2,429
Inventories	1,319	1,177
Deferred tax assets, net	445	197
Prepaid expenses and other current assets	499	473

Total current assets	8,210	10,377

Property, plant and equipment	4,135	3,794
Accumulated depreciation	(2,146)	(1,913)

Net property, plant and equipment	1,989	1,881

Goodwill	4,363	4,346
Other intangible assets, net	1,555	1,592
Long-term investments	2,970	957
Long-term deferred tax assets, net	8	—
Other long-term assets	477	512

Total assets	$19,572	$19,665

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$551	$2,437
Accounts payable	345	319
Accrued compensation	629	723
Accrued income taxes	515	461
Other accrued expenses	663	466

Total current liabilities	2,703	4,406

Long-term debt	5,577	5,486
Long-term deferred tax liabilities, net	—	22
Long-term accrued compensation	197	189
Other long-term liabilities	111	179

Total liabilities	8,588	10,282

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	115	116
Retained earnings	10,683	9,112
Accumulated other non-owner changes in equity	186	155

Total shareholders’ equity	10,984	9,383

Total liabilities and shareholders’ equity	$19,572	$19,665

MEDTRONIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine months ended
	January 26,	January 27,
	2007	2006
	(dollars in millions)
OPERATING ACTIVITIES:
Net earnings	$1,990	$1,807
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	415	406
Purchased in-process research and development	—	364
Provision for doubtful accounts	(31)	8
Deferred income taxes	(276)	183
Stock-based compensation	139	17
Excess tax benefit from exercise of stock-based awards	(24)	77
Change in operating assets and liabilities:
Accounts receivable	(161)	(123)
Inventories	(141)	(274)
Accounts payable and accrued liabilities	150	(1,056)
Other operating assets and liabilities	(7)	103

Net cash provided by operating activities	2,054	1,512

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(8)	(285)
Purchase of intellectual property	(96)	(831)
Additions to property, plant and equipment	(383)	(305)
Purchases of marketable securities	(9,888)	(4,863)
Sales and maturities of marketable securities	9,786	2,849
Other investing activities, net	(40)	1

Net cash used in investing activities	(629)	(3,434)

FINANCING ACTIVITIES:
Change in short-term borrowings, net	86	574
Change in long-term debt, net	(4)	994
Payments on long-term debt	(1,877)	—
Dividends to shareholders	(380)	(350)
Issuance of common stock	235	437
Excess tax benefit from exercise of stock-based awards	24	—
Repurchase of common stock	(438)	(709)

Net cash (used in) provided by financing activities	(2,354)	946

Effect of exchange rate changes on cash and cash equivalents	22	112

Net change in cash and cash equivalents	(907)	(864)

Cash and cash equivalents at beginning of period	2,994	2,232

Cash and cash equivalents at end of period	$2,087	$1,368

Cash Paid For:
Income taxes	$873	$580
Interest	135	60

Deferred payments for purchases of intellectual property	$—	$30
Reclassification of debentures from long-term to short-term debt	—	1,971
Reclassification of debentures from short-term to long-term debt	94	—